Exhibit 99.1
FIRST ALBANY COMPLETES SALE OF MUNICIPAL CAPITAL MARKETS BUSINESS
Company to be renamed Broadpoint Securities Group, Inc.
NEW YORK, September 17, 2007 — First Albany Companies Inc. (NASDAQ:FACT) today announced that it has completed the sale of its Municipal Capital Markets business to DEPFA BANK plc’s wholly owned U.S. broker dealer subsidiary now operating as DEPFA First Albany Securities LLC. In connection with this transaction, the Company’s Board of Directors has voted to rename the Company Broadpoint Securities Group, Inc., subject to shareholder approval. In addition, the Company’s two principal operating broker dealer subsidiaries have been renamed; First Albany Capital Inc. has been renamed Broadpoint Capital, Inc., and Descap Securities Inc., has been renamed Broadpoint Securities, Inc.
“The closing of this transaction is an important step forward in the creation of our new company, Broadpoint,” said Peter McNierney, President and Chief Executive Officer. “By exiting this business, we can focus our financial and human resources on our core business and accelerate our progress in building a world class investment bank serving mid-size and emerging growth companies and their investors.”
Mr. McNierney added, “We now look forward to completing our restructuring plan with the closing of MatlinPatterson’s previously announced $50 million equity investment, which we expect will occur following the Company’s Annual Meeting of Shareholders on September 21. The MatlinPatterson transaction will provide us with additional resources to grow our business, focus on our core investment products and services strengths, provide incentives to our employees and better meet the needs of our clients.”
The divestiture completed today is part of the Company’s strategy to restructure and reposition itself to concentrate on opportunities that generate the best return by targeting clients for whom it can add the most value.
Pending shareholder approval of the Company’s name change, which the Company intends to seek promptly after the closing of the MatlinPatterson transaction, it will continue to use the name “First Albany” in certain limited contexts under a license agreement with DEPFA First Albany Securities LLC, which purchased the name in connection with the sale of the Municipal Capital Markets business.
Freeman & Co. Securities LLC advised the Company on the transaction.
About the Company
First Albany Companies Inc. (NASDAQ: FACT) is an independent investment bank that serves the institutional market and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. The Company offers a diverse range of products through its Equities division, as well as through Broadpoint Descap, a division of Broadpoint Securities, Inc. (formerly known as Descap Securities Inc.), its MBS/ABS trading subsidiary, and FA Technology Ventures Inc., its venture capital division. The Company maintains offices in major business and commercial markets.

Notice to Shareholders
In connection with the MatlinPatterson investment, the Company has prepared a proxy statement for the Company’s shareholders, which has been filed with the SEC. The proxy statement contains information about the Company, the Investment Agreement and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE INVESTMENT AGREEMENT. In addition to receiving the proxy statement from the Company by mail, shareholders can obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company’s website at www.broadpointsecurities.com or by directing such request to First Albany Companies Inc., 677 Broadway, Albany, New York 12207, Attention: Investor Relations.
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Investment Agreement. Information concerning the Company and its directors and executive officers is set forth in the Company’s Annual Report on Form 10-K previously filed with the SEC, and is set forth in the proxy statement relating to the Investment Agreement.
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
FOR ADDITIONAL INFORMATION
PLEASE CONTACT:
C. Brian Coad
Chief Financial Officer
First Albany Companies Inc.
212.273.7120
518.447.8500